Contacts:
Andrew Kaplan	Jonathan Korzen
Executive Vice President and Chief Financial Officer	Director of Public Relations
Audible, Inc.	Audible, Inc.
(973) 837 2734	(973) 837 2718
akaplan@audible.com	jkorzen@audible.com

AUDIBLE, INC. ANNOUNCES SECOND
 QUARTER 2003 RESULTS

Consumer Content Revenue Up 73% Over Q2 2002

Redesigned Web Site, New "AudibleReady" Hardware, And Improved Software Extend Audible’s Position As The Leading Online Source For Spoken Word Audio

WAYNE, NJ, August 5, 2003 —Audible, Inc. (OTC BB: ADBL), announced results for the quarter ended June 30, 2003. Senior management will host an investor teleconference at 5:00 p.m. EDT on Tuesday, August 5 th, to discuss these results and the company outlook. Details for the teleconference and webcast are provided below. Audible.com® is the leading provider of digitally delivered spoken word audio.

During the second quarter of 2003, Audible’s consumer content revenue increased just over 8% over the first quarter 2003 to $4,204,999 and increased 73% from the second quarter 2002. Net loss per common share for the quarter was ($0.04), down from ($0.07) in the previous quarter and from ($0.16) in the second quarter of 2002. Net cash used during the quarter was $471,000, a 38% decrease from the previous quarter. Audible's cash and cash equivalents totaled $1.59 million at June 30, 2003, and have increased significantly via the $6 million sale of Series C preferred shares announced yesterday.

"During the second quarter, Audible continued to achieve steady sequential growth while substantially improving our user experience, consumer communications, and – with our partners at Apple, Palm, and Microsoft – we have expanded access to Audible’s award-winning audio service via enhanced audio device and platform integration, " observed Donald Katz, Chairman and

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CEO, Audible, Inc. "With this continued progress and yesterday’s investment from Apax Partners and Bertelsmann, which has substantially improved our

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cash position and balance sheet, we will continue our determined movement to cash flow positive operations."

Recent Highlights
•	The Apple Computer Corporation and Audible announced that all new ultra-portable iPods are compatible with Audible’s audio and services.
•	Apple released iPod Software Update 1.3, which gives all users of iPods for Windows access to Audible’s audio and services. All iPods for Macs have been previously compatible with Audible.
•	Audible and Microsoft announced a free month of AudibleListener? to all users of Windows Mobile 2003 Software for Pocket PC.
•	Audible expanded its product integration relationship with Palm, Inc. to Palm Zire 71 and Tungsten C Handhelds.
•	Audible and entrepreneur Ricardo Samuel Goldstein launched Audible Brazil, a Portuguese language information and entertainment audio download service.
•	Audible and SimpleDevices, Inc. collaborated to bring Audible content to SimpleMedia? services.
•	Audible was named "Best Consumer Web Service" by the editors of consumer technology site CNet.com; and was featured in media outlets including Fox News, NBC TV 10 (Philadelphia), The New York Times , and The San Francisco Chronicle.

The New Audible.com
During the second quarter Audible launched a redesigned web site. This redesign consists of many elements, including:
•	A new site for first-time visitors that increases basic understanding of Audible’s products, services, and usage.
•	Improved search tools that provide more accurate results.
•	A Flash animation demonstration of how to use the new Audible site.
•	New features such as user Rrcommendations, product reviews, and purchase confirmation emails with product recommendations.
•	A reorganization of content categories, as well as new categories that reflect the ever-growing audio collection, including "Fantasy and Adventure" and "Sports and Travel."
•	Coding changes to better serve vision-impaired users and text-to-speech software.
•	Fundraising: Now schools and other nonprofit organizations can promote literate listening while raising money for their group.

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•	Corporate Services: The redesigned site also features all the necessary information for a corporation or institution to research Audible’s

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enterprise services, which range from bulk purchasing and content licensing plans to customer & employee appreciation services to custom content opportunities.
•	Other new or completely redesigned sections of the site include the "Ear to the Ground" Newsletter, Reviews and Accolades, Contact Us, Press Room, Company Milestones, and How to Use Audible.

New AudibleManager ® Software
AudibleManager, the free desktop software for managing downloads from Audible.com, listening at the desktop, transferring audio to mobile players, and burning CDs, has also been updated. AudibleManager is the Internet’s most popular jukebox software specifically designed for use with spoken word audio files. In addition to Audible.com’s secure and compressed audio files, AudibleManager is compatible with MP3 and Windows Media Audio files.
New or improved features in AudibleManager include:
•	Support for Apple iPods for Windows portable audio players.
•	Support for Palm Zire 71 and Palm Tungsten C Handhelds.
•	Premium, high-speed CD burning.
•	Improved ease of use for vision-impaired users.
•	New features for subscribers to Audible’s audio editions of periodicals, radio programs, and original content.
•	New, improved firmware for the Audible.com Otis digital audio player.

New Audio Content at Audible.com
•	Audible and The Bowery Poetry Club launched a content marketing partnership by recording the live performance of Eric Bogosian’s "The Worst of Eric Bogosian" and will add future poetry readings, slams, and performances to the Audible.com store.
•	Random House Audible’s "The Guys" by Anne Nelson, performed by Swoosie Kurtz and Bill Irwin, was named Best Audio Drama of 2002 by the Audio Publishers Association.
•	Norman Mailer’s own reading of " Why Are We At War " became available in audio only at Audible.com.
•	Audible added Public Radio International’s " The World " to its Subscription Center, the largest offering of subscriptions to audio editions of newspapers, magazines, radio programs, and original content available on the Internet.

A live webcast of the financial results conference call is available today, Tuesday, August 5, 2003, at 5:00 p.m. EDT (2:00 p.m. PDT). Please click on www.audible.com/ir for online access to the call.
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About Audible.com:
Audible.com, named the best consumer Web service by CNet.com (April 2003), and one of the "Best of Today’s Web" by PC World (August 2002), features daily

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audio editions of The Wall Street Journal and The New York Times —available on a subscription basis in time for the morning drive to work each day—as well as as well as Forbes, Harvard Business Review, Scientific American and Fast Company. The site offers a powerful collection of audiobook best sellers and classics by authors such as Tom Clancy, Stephen King, John Grisham, Mary Higgins Clark, James Patterson, the Dalai Lama, David McCullough, Stephen Hawking, William Shakespeare, Emily Dickinson and Jane Austen. There are also speeches, lectures, and on-demand radio programs including The site offers a powerful collection of audiobook best sellers and classics by authors such as Tom Clancy, Stephen King, John Grisham, Mary Higgins Clark, James Patterson, the Dalai Lama, David McCullough, Stephen Hawking, William Shakespeare, Emily Dickinson and Jane Austen. There are also speeches, lectures, and on-demand radio programs including Marketplace, All Things Considered , Car Talk, Fresh Air and This American Life, and original shows such as RobinWilliams@audible.com. All of the programs at audible.com are available for computer-based playback, burning to audio CD, and on-the-go listening using numerous AudibleReady? portable digital audio players offered by leading consumer electronics and computer manufacturers.

About Audible, Inc.:
Audible® (www.audible.com®) is the Internet's largest, most diverse provider of premium spoken audio services for content download and playback on personal computers, CD or AudibleReady® computer-based mobile devices. Audible has more than 34,000 hours of audio programs and 135 content partners that include leading audiobook publishers, broadcasters, entertainers, magazine and newspaper publishers and business information providers. Audible.com is Amazon.com's (www.amazon.com) exclusive provider of spoken word products for downloading or streaming via the Web. Additionally, the Company is strategically aligned with Random House, Inc., to pioneer the first-ever imprint to produce spoken word content specifically suited for digital distribution, Random House Audible. Among the Company's key business partners are Apple Corp., Casio Inc., Handspring, Hewlett-Packard Company, Microsoft Corporation, Palm, Inc., Royal Philips Electronics, RealNetworks, Inc., Sony Electronics, Texas Instruments and VoiceAge Corp.

Audible, www.audible.com, AudibleManager and AudibleReady are registered trademarks of Audible, Inc.; Otis and AudibleListener are trademarks of Audible, Inc. and all are part of the family of Audible, Inc. trademarks.

Other product or service names mentioned herein are the trademarks of their respective owners.

This press release contains information about Audible, Inc. that is not historical fact and may be deemed to contain forward-looking statements about the company. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, Audible's limited operating history, history of losses, uncertain market for its services, and its inability to license or produce compelling audio content and other risks and uncertainties detailed in the company's Securities and Exchange Commission filings.

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AUDIBLE INC.
CONDENSED STATEMENT OF OPERATIONS

	Three months ended		Six months ended
	June 30,		June 30,

	2003	2002	2003	2002

	(unaudited)		(unaudited)

Revenue, net:
Consumer content	$4,204,999	$2,429,060	$8,092,584	$4,440,031
Services	30,485	60,932	58,581	235,626
Hardware	175,109	236,687	352,324	582,634
Other	16,126	16,126	32,252	32,252

Total revenue, net	4,426,719	2,742,805	8,535,741	5,290,543

Operating Expenses:
Cost of content and services revenue	1,157,131	1,152,526	2,141,934	2,120,454
Cost of hardware revenue	512,508	784,624	1,060,812	1,448,552
Production expenses	811,233	888,611	1,751,156	1,917,429
Development	608,556	554,363	1,217,988	1,075,886
Sales and marketing	1,525,782	3,208,520	3,410,395	6,248,514
General and administrative	728,616	893,136	1,674,236	1,844,529

Total operating expenses	5,343,826	7,481,780	11,256,521	14,655,364

Loss from operations	(917,107)	(4,738,975)	(2,720,780)	(9,364,821)

Other income, net	4,097	29,459	10,012	59,265

Net loss	(913,010)	(4,709,516)	(2,710,768)	(9,305,556)

Accrued dividends on redeemable
convertible preferred stock	(376,982)	(333,802)	(740,631)	(660,747)

Net loss applicable to common shareholders	($1,289,992)	($5,043,318)	($3,451,399)	($9,966,303)

Basic and diluted net loss
per common share	$(0.04)	$(0.16)	$(0.11)	$(0.33)

Weighted average common shares outstanding	30,988,644	30,951,144	30,988,644	30,050,765

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AUDIBLE INC.
CONDENSED BALANCE SHEETS

	June 30,	December 31,
Assets	2003	2002

	(unaudited)

Current Assets
Cash and cash equivalents	$1,586,027	$2,822,080
Accounts receivable, net of allowance	310,731	189,263
Royalty advances	189,125	58,425
Prepaid expenses and other current assets	526,465	736,823
Inventory	300,190	77,262

Total current assets	2,912,538	3,883,853

Property and equipment, net	366,521	633,400
Other assets	177,574	90,805

Total Assets	$3,456,633	$4,608,058

Liabilities and Stockholders' Deficit

Current Liabilities
Accounts payable	$998,233	$1,077,509
Accrued expenses and compensation	3,621,819	3,231,893
Royalty obligations, current	532,500	598,500
Advances, current	712,521	476,053
Accrued dividends on redeemable convertible preferred stock	128,489	125,257

Total current liabilities	5,993,562	5,509,212

Deferred cash compensation	58,750	90,550
Royalty obligations, non current	72,500	25,000
Advances, non current	0	19,448

Redeemable convertible preferred stock: Series A	13,027,375	12,289,976

Stockholders' Deficit
Convertible preferred stock: Series B	1,137,500	1,137,500
Common stock	316,779	316,779
Additional paid-in capital	98,357,083	98,033,060
Deferred compensation and services	(64,000)	(591,155)
Notes due from stockholders for common stock	(58,750)	(289,545)
Treasury stock at cost	(184,740)	(184,740)
Accumulated deficit	(115,199,426)	(111,748,027)

Total Stockholders' Deficit	(15,695,554)	(13,326,128)

Total Liabilities and Stockholders' Deficit	$3,456,633	$4,608,058

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AUDIBLE INC.
CONDENSED STATEMENTS OF CASH FLOWS

	Six months ended
	June 30,

	2003	2002

	(unaudited)

Cash flows from operating activities:
Net loss	$(2,710,768)	$(9,305,556)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	308,066	845,515
Services rendered for common stock and warrants	740,690	3,044,118
Services rendered for preferred stock	-	227,499
Non-cash compensation charge	110,488	146,556
Non-cash forgiveness of notes due from stockholders for common stock	198,995	-
Deferred cash compensation	-	(3,000)
Changes in assets and liabilities:
Interest receivable on short term investments	-	(1,226)
Accounts receivable, net	(121,468)	(40,168)
Royalty advances	(130,700)	(50,804)
Prepaid expenses and other current assets	210,358	59,308
Inventory	(222,928)	64,416
Other assets	(86,769)	-
Accounts payable	(79,276)	788,528
Accrued expenses and compensation	389,926	(91,497)
Accrued expenses rendered for preferred stock	-	590,000
Royalty obligations	(18,500)	(48,250)
Advances	217,020	(116,987)

Net cash used in operating activities	(1,194,866)	(3,891,548)

Cash flows from investing activities:
Purchases of property and equipment	(41,187)	(118,335)

Net cash used in investing activities	(41,187)	(118,335)

Cash flows from financing activities:
Proceeds from sale of common stock, net	-	3,159,250
Proceeds from exercise of common stock options	-	5,556
Payments received on notes due from stockholders for common stock		4,911

Net cash provided by financing activities	-	3,169,717

(Decrease) in cash and cash equivalents	(1,236,053)	(840,166)

Cash and cash equivalents at beginning of period	2,822,080	7,627,802

Cash and cash equivalents at end of period	$1,586,027	$6,787,636